Exhibit 5

PORTER, WRIGHT, MORRIS & ARTHUR LLP

41 South High Street

Columbus, Ohio 43215

Telephone: (614) 227-2000

Fax: (614) 227-2100

April 7, 2006

PECO II, Inc.

1376 State Route 598

Galion, Ohio 44833

Re:	Registration Statement on Form S-3

PECO II, Inc.

Ladies and Gentlemen:

With respect to the Registration Statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission by PECO II, Inc., an Ohio corporation (the “Company”), under the Securities Act of 1933, as amended, relating to the registration of the sale of up to 18,235,168 of the Company’s common shares, without par value (the “Registered Shares”), by the selling shareholder named in the Registration Statement, including: (i) up to 4,740,375 common shares, without par value held by the selling shareholder, and (ii) up to 13,494,793 common shares, without par value issuable to the selling shareholder upon exercise of a common stock warrant, we advise you as follows:

We are counsel for the Company and have participated in the preparation of the Registration Statement. We have reviewed the Company’s Articles of Incorporation, as amended to date, the corporate action taken to date in connection with the Registration Statement and the issuance and sale of the Registered Shares, and such other documents and authorities as we deem relevant for the purpose of this opinion. Based upon the foregoing and in reliance thereon, we are of the opinion that the 4,740,375 common shares, without par value held by the selling shareholder are, and the 13,494,793 common shares, without par value issuable upon exercise of the common stock warrant when issued upon exercise in accordance with the terms of the common stock warrant will be, duly and validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Experts” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Porter, Wright, Morris & Arthur LLP
Porter, Wright, Morris & Arthur LLP